Exhibit 10.11

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into this 26th day of August, 2019, by and among SWK HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), SWK FUNDING LLC, a Delaware limited liability company (“SWK”, and together with Holdings and each other Person party hereto as a borrower from time to time, collectively, “Borrowers” and each a “Borrower”), the financial institutions party to the Loan Agreement (as defined below) as “Lenders” (“Lenders”), and CADENCE BANK, N.A., a national banking association and successor-by-merger to State Bank and Trust Company, a Georgia banking corporation, as agent for Lenders (in such capacity, “Agent”).

Recitals:

Agent, Lenders, and Borrowers are parties to a certain Loan and Security Agreement dated June 29, 2018 (as at any time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which Agent and Lenders have and may from time to time make loans and other financial accommodations to Borrowers.

Borrowers have advised Lender of their intent to enter into the following restructuring and acquisition transactions (collectively, the “Subject Transactions”):

(i)             on or about August 14, 2019, the formation by Holdings of a new Subsidiary, SWK Products Holdings LLC, a Delaware limited liability company (“Products”);

(ii)             on or about August 14, 2019, the formation by Products of a new Subsidiary, SWK Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”);

(iii)            on or about August 26, 2019, the acquisition by Products of one hundred percent (100%) of the issued and outstanding Equity Interests of Enteris Biopharma, Inc., a Delaware corporation (“Enteris”), from EBP Holdco LLC, a Delaware limited liability company (“Seller”), by virtue of the merger of Merger Sub with and into Enteris (and with Enteris continuing as the surviving entity) (such merger, the “Enteris Merger”) pursuant to that certain Agreement and Plan of Merger dated as of August 26, 2019 (the “Merger Agreement”), among Enteris, Products, Merger Sub, Seller, and various holders of the Equity Interests of Seller, and certain agreements and other documents entered into in connection with the Merger Agreement (such agreements and other documents, together with the Merger Agreement, collectively, the “Merger Documents” and each a “Merger Document”);

(iv)           in connection with the closing of the Enteris Merger, the making by Holdings of an investment in Products in an amount equal to $21,500,000 plus reasonable third-party legal expenses, reasonable professional fees and amounts attributable to post-closing net working capital adjustments as provided for in the Merger Agreement (collectively, the “Merger Consideration”), the proceeds of which will be used by Products to pay the purchase price consideration for the Enteris Merger and pay other closing costs described in Section 2.10(a) of the Merger Agreement (the “Holdings Investment”);

(v)            prior to the consummation of the Enteris Merger, Enteris will have entered into the Cara License (as defined in the Loan Agreement after giving effect to this Amendment) and made an in-kind distribution of rights to a portion of certain payments under the Cara License pursuant to the Cara License Payment Agreement (as defined in the Loan Agreement after giving effect to this Amendment);

(vi)           prior to the consummation of the Enteris Merger, Enteris will have formed three (3) new Subsidiaries, Enteris Product Sub Ova LLC, a Delaware limited liability company, Enteris Product Sub Tob LLC, a Delaware limited liability company, and Enteris Product Sub Oct LLC, a Delaware limited liability company (such Subsidiaries, collectively, the “Enteris Subsidiaries”), and Enteris will have contributed to the Enteris Subsidiaries certain assets of Enteris related to each of the three drug development candidates described in the definition of Specified Subsidiary Profit Distribution Amount (as defined in the Loan Agreement after giving effect to this Amendment) (collectively, the “Enteris Asset Contributions”); and

(vii)          prior to the consummation of the Enteris Merger, a portion of the Equity Interests of each Enteris Subsidiary will be distributed by Enteris to Seller.

Borrowers have requested that Agent and Lenders waive compliance with certain provisions of the Loan Agreement in order to permit the Subject Transactions and amend the Loan Agreement in certain respects in connection with the Subject Transactions. Agent and Lenders are willing to accommodate Borrowers’ request on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.              Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement. As used herein, the term “New Guarantors” means, collectively, Products and Enteris.

2.              Consent to Certain Subject Transactions; Waiver of Certain Requirements. Subject to satisfaction of the Conditions Precedent (as defined below), Agent and Lenders hereby waive compliance with the following provisions of the Loan Agreement solely for the applicable purposes described in this paragraph: (a) Section 9.2.4, solely to the extent necessary to permit (i) Holdings to make the Holdings Investment, so long as the aggregate amount of such investment does not exceed the Merger Consideration and no Loan proceeds are used to fund any portion thereof, and (ii) Enteris to make the Enteris Asset Contributions to the Enteris Subsidiaries; (b) Section 9.2.7, solely to the extent necessary to permit Merger Sub to be merged with and into Enteris, with Enteris continuing as the surviving entity; and (c) Section 9.2.9, solely to the extent necessary to permit (i) Holdings to form Products, (ii) Products to form Merger Sub, (iii) Merger Sub to be merged with and into Enteris, with Enteris continuing as the surviving entity, and (iv) Enteris to form each of the Enteris Subsidiaries. In addition, subject to satisfaction of the Conditions Precedent (as defined below), this Amendment constitutes Agent’s waiver in writing of the requirement under Section 9.2.9 of the Loan Agreement that the Enteris Subsidiaries become Guarantors and pledge their assets to Agent pursuant to documentation satisfactory to Agent. Nothing in this Section 2 shall be deemed to amend or modify any provision of any Loan Document.

3.             Amendments to Loan Agreement. Subject to satisfaction of the Conditions Precedent (as defined below), the Loan Agreement is hereby amended as follows:

(a)            By adding the following new definitions to Section 1.1 of the Loan Agreement in the proper alphabetical order:

“Cadence” means CADENCE BANK, N.A., a national banking association.

“Cara” means Cara Therapeutics, Inc., a Delaware corporation.

“Cara License” means the license by Enteris of Enteris’ Peptelligence® drug formulation technology to Cara for use with the CR845 oral drug candidate being developed by Cara pursuant to the Cara License Agreement.

“Cara License Agreement” means that certain Non-Exclusive License Agreement dated August 20, 2019, between Enteris and Cara.

“Cara License Payment” means any payment received from Cara by Enteris under the Cara License.

“Cara License Payment Agreement” means that certain letter agreement dated as of August 26, 2019, between Enteris and Enteris Seller related to the allocation of certain payments under the Cara License, as in effect on the First Amendment Date.

“Enteris” means Enteris Biopharma, Inc., a Delaware corporation and successor by merger to Enteris Merger Sub.

“Enteris Merger Agreement” means that certain Agreement and Plan of Merger dated as of August 26, 2019, among Enteris, Products, Merger Sub, Enteris Seller, and various holders of the Equity Interests of Seller, as in effect on the First Amendment Date.

“Enteris Merger Sub” means SWK Acquisition Sub, Inc., a Delaware corporation.

“Enteris Seller” means EBP Holdco LLC, a Delaware limited liability company.

“Enteris Subsidiary” means each of the following Subsidiaries of Enteris: (i) Enteris Product Sub Ova LLC, a Delaware limited liability company, (ii) Enteris Product Sub Tob LLC, a Delaware limited liability company, and (iii) Enteris Product Sub Oct LLC, a Delaware limited liability company.

“Enteris Subsidiary Operating Agreement” means, with respect to any Enteris Subsidiary, the operating agreement entered into between Enteris and Enteris Seller, as in effect on the First Amendment Date (subject to amendments thereto to which Agent has provided its prior written consent).

“First Amendment” means that certain First Amendment to Loan and Security Agreement dated the First Amendment Date, among Borrowers, Agent and Lenders.

“First Amendment Date” means August 26, 2019.

“Future Peptelligence® Licenses” means any non-exclusive license (or proposed non-exclusive license) by Enteris to a third party (other than Enteris Seller) whereby such third party gains access to Enteris’ Peptelligence® drug formulation technology for use in a drug development candidate in exchange for certain milestone payments and royalties payable to Enteris.

“Future Peptelligence® Payment” means any payment of royalties, milestones, fees and other amounts payable to Enteris under any Future Peptelligence® Licenses.

“Products” means SWK Products Holdings LLC, a Delaware limited liability company.

“Specified Cara License Amount” means, with respect to any Cara License Payment, an amount equal to the percentage undivided interest of Enteris Seller in such Cara License Payment as provided in the Cara License Payment Agreement.

“Specified Cara License Payment” means, in connection with the receipt by Enteris of any Cara License Payment, a payment by Enteris to Enteris Seller pursuant to the Cara License Payment Agreement in an amount not exceeding the Specified Cara License Amount with respect to such Cara License Payment.

“Specified Subsidiary Profit Distribution Amount” means, with respect to any distribution of profits by an Enteris Subsidiary in relation to any one of the following drug development candidates or licenses thereof: Enteris’ “Ovarest” drug product, Enteris’ “Tobrate” drug product, or Enteris’ octreotide oral drug candidate, an amount equal to such percentage of undivided interest as Enteris Seller may have in such distribution of profits as provided in the applicable Enteris Subsidiary Operating Agreement of the amount of such distribution.

(b)            By deleting the definitions of “Permitted Purchase Money Debt” and “Pledge Agreement” in Section 1.1 of the Loan Agreement in their entireties and by substituting in lieu thereof the following:

“Permitted Purchase Money Debt” means Purchase Money Debt of (i) a Borrower that is unsecured or secured only by a Purchase Money Lien, not to exceed $250,000 in the aggregate for all Borrowers at any time and (ii) Products or Enteris that is unsecured or secured only by a Purchase Money Lien, not to exceed $4,000,000 in aggregate for such Guarantors at any time.

“Pledge Agreement” means each of the following (i) that certain Pledge Agreement dated the Closing Date by and between Agent and Holdings and acknowledged by SWK, and (ii) that certain Pledge Agreement dated the First Amendment Date by and among Agent, Products and Enteris and acknowledged by each Enteris Subsidiary.

(c)            By adding the following sentence to the end of the definition of “Material Contract” in Section 1.1 of the Loan Agreement, immediately after the period at the end of such definition:

For the avoidance of doubt, the Enteris Merger Agreement constitutes a Material Contract for all purposes under this Agreement.

(d)            By (i) deleting the word “and” at the end of subsection (c) of Section 9.2.1 of the Loan Agreement, (ii) deleting the period at the end of subsection (d) of Section 9.2.1 of the Loan Agreement and by substituting in lieu thereof a semi-colon followed by the word “and”, and (iii) adding the following new subsection (e) to Section 9.2.1 of the Loan Agreement immediately after subsection (d) thereof:

(e)            the obligation of Enteris to make Specified Cara License Payments to Enteris Seller from time to time, so long as no Loan proceeds are used to make any such payments and such payments are made solely from a Cara License Payment.

(e)            By (i) deleting the word “and” at the end of subsection (c) of Section 9.2.2 of the Loan Agreement, (ii) deleting the period at the end of subsection (d) of Section 9.2.2 of the Loan Agreement and by substituting in lieu thereof a semi-colon followed by the word “and”, and (iii) adding the following new subsection (e) to Section 9.2.2 of the Loan Agreement immediately after subsection (d) thereof:

(e)            (x) the undivided interest of Enteris Seller in Cara License Payments to the extent not exceeding the applicable Specified Cara License Amount with respect thereto and (y) the undivided interest of Enteris Seller (as provided in the applicable Enteris Subsidiary Operating Agreement) in profits received by an Enteris Subsidiary in relation to any one of the following drug development candidates or licenses thereof: Enteris’ “Ovarest” drug product, Enteris’ “Tobrate” drug product, or Enteris’ octreotide oral drug candidate, to the extent not exceeding the applicable Specified Subsidiary Profit Distribution Amount.

(f)             By deleting the phrase “except Upstream Payments” in Section 9.2.3 of the Loan Agreement and by substituting in lieu thereof the following phrase:

except (i) Upstream Payments and (ii) distributions by Enteris Subsidiaries to Enteris Seller in accordance with the applicable Enteris Subsidiary Operating Agreement in an amount not to exceed the applicable Specified Subsidiary Profit Distribution Amount

(g)             By deleting clause (b) in Section 9.2.5 of the Loan Agreement and by substituting in lieu thereof the following clause (b):

(b)            any disposition of any other assets (including a sale, lease, license, consignment or other transfer or disposition of assets (real or personal, tangible or intangible) or a disposition of property in connection with a sale-leaseback transaction or synthetic lease, and including any sale or disposition of Equity Interests by any Subsidiary), except (i) dispositions of Equipment so long as all net proceeds of such disposition are deposited into a Dominion Account maintained at Cadence or, in the case of dispositions of Equipment by Enteris, a Deposit Account over which Agent has control and (ii) the entering into of Future Peptelligence® Licenses upon commercially reasonable terms and on an arms-length basis so long as (A) no Event of Default has occurred and is continuing on the date of any such license and (B) all Future Peptelligence® Payments are automatically directed to a Deposit Account over which Agent has a perfected security interest.

(h)            By deleting the reference to “$160,000,000” in Section 9.3.2 of the Loan Agreement and by substituting in lieu thereof a reference to “$145,000,000”.

(i)             By (i) deleting the reference to “STATE BANK AND TRUST COMPANY, a Georgia banking corporation, as agent for the Lenders (“Agent”)” in the first paragraph of the Loan Agreement in its entirety and by substituting in lieu thereof “CADENCE BANK, N.A., a national banking association and successor-by-merger to STATE BANK AND TRUST COMPANY, a Georgia banking corporation, as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”)”, (ii) deleting each other reference in the Loan Agreement and the other Loan Documents to “State Bank and Trust Company” in its entirety (other than references to State Bank and Trust Company as the predecessor to Cadence Bank, N.A.) and by substituting in lieu thereof “Cadence Bank, N.A. as successor-by-merger to State Bank and Trust Company”, and (iii) deleting each other reference in the Loan Agreement and other Loan Documents to “State Bank” in its entirety and by substituting in lieu thereof “Cadence.”

(j)             By deleting the Schedules to the Loan Agreement and by substituting in lieu thereof the restated versions of such Schedules attached hereto as Exhibit A.

4.              Post-Closing Obligations. On or before November 26, 2019 (or such later date as Agent may agree to in writing in its discretion), Borrowers shall deliver (or cause to be delivered) to Agent (a) a deposit account control agreement, in form and substance satisfactory to Agent, with respect to each Deposit Account of each New Guarantor (other than a Deposit Account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more than $10,000 at any time), duly executed by the applicable depositary bank, each New Guarantor, and each other Person party thereto and (b) certificates of insurance for the insurance policies (and applicable endorsements) carried by New Guarantors, each in form and substance satisfactory to Agent.

5.             Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents, and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

6.             Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that each of the Loan Documents executed by such Borrower creates legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; that Cadence Bank, N.A., a national banking association, as successor-by- merger to State Bank and Trust Company, shall be entitled to all rights and subject to all obligations of Lender under the Loan Agreement and each other Loan Document; that all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by each Borrower); that the Liens granted by each Borrower in favor of Agent are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens; and that the unpaid principal amount of the Revolver Loans as of the opening of business on August 26, 2019, totaled $0.00.

7.             Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; that the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; that all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on the date hereof (except for representations and warranties that expressly relate to an earlier date); that no event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect and no action, proceeding, investigation, regulation or legislation has been instituted, threatened or proposed before any court, governmental authority or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Amendment, the Loan Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby; that all contributions, investments or other amounts to be paid by Borrowers or their Subsidiaries in connection with the Subject Transactions will be paid using cash-on- hand of Borrowers or their Subsidiaries and without using the proceeds of any Loans; that, after giving effect to the Subject Transactions, each Borrower and New Guarantor will be Solvent and no Default or Event of Default will exist; and that none of the Subject Transactions is violative of applicable law.

8.              Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

9.              Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

10.           Conditions Precedent. The effectiveness of the consents contained in Section 2 hereof and the amendments contained in Section 3 hereof, in each case, is subject to the satisfaction of each of the following conditions precedent (collectively, the “Conditions Precedent”), in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:

(a)            Agent shall have received counterparts of each of the following, duly executed by each Person party thereto:

(i)             this Amendment;

(ii)             a Continuing Guaranty Agreement, in form and substance satisfactory to Agent, made by each New Guarantor in favor of Agent;

(iii)            a Security Agreement, in form and substance satisfactory to Agent, between each New Guarantor and Agent;

(iv)           a Pledge Agreement, in form and substance satisfactory to Agent, made by each New Guarantor in favor of Agent;

(v)            an amendment to the Pledge Agreement made by Holdings in favor of Agent, in form and substance satisfactory to Agent, between Holdings and Agent and acknowledged by Products;

(vi)           a collateral assignment of rights and sums due under the Merger Documents, in form and substance satisfactory to Agent, made by Products and Enteris in favor of Agent and acknowledged by Seller;

(vii)          a collateral assignment of rights and sums due under the Cara License Agreement (as defined in the Loan Agreement after giving effect to this Amendment), such collateral assignment being in form and substance satisfactory to Agent and made by Enteris in favor of Agent and acknowledged by Cara (as defined in the Loan Agreement after giving effect to this Amendment);

(viii)         a Patent Security Agreement and a Trademark Security Agreement, each in form and substance satisfactory to Agent, between Enteris and Agent;

(ix)            a certificate of a duly authorized officer of each New Guarantor, certifying (A) that attached copies of such New Guarantor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (B) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents to which such New Guarantor is party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (C) to the title, name and signature of each Person authorized to sign Loan Documents on behalf of such New Guarantor;

(x)             a Secretary’s Certificate of Resolutions of the Board of Directors of Holdings, in the form attached to this Amendment;

(xi)            a certificate, in form and substance satisfactory to Agent, certifying that (A) attached copies of the Merger Agreement and each other material Merger Document are true and complete, and in full force and effect, without amendment except as shown, and (B) all conditions to the effectiveness of the Merger Agreement and the other Merger Documents (other than conditions to be satisfied upon the effectiveness of this Amendment) been satisfied or waived by the appropriate party;

(xii)           a written opinion of counsel to New Guarantors, in form and substance satisfactory to Agent; and

(xiii)          all other agreements, documents, certificates and instruments requested by Agent;

(b)           Agent shall have received UCC and Lien searches and other evidence satisfactory to Agent that, upon the effectiveness of the documentation contemplated by this Amendment and the filing by Agent of UCC-1 financing statements naming each New Guarantor as debtor and Agent as secured party, Agent’s Liens will be the only Liens upon the Collateral of each New Guarantor, except Permitted Liens;

(c)            Agent shall have received possession of any original documents necessary to perfect and preserve its Liens in the Collateral of each New Guarantor, including stock certificates with corresponding powers executed in blank; and

(d)            Agent shall have received all documentation, certifications and other information required by bank regulatory authorities under applicable “know your customer” (KYC), Beneficial Ownership Regulation and anti-money laundering rules and regulations, including the USA PATRIOT Act.

11.           Expenses of Agent. In consideration of Agent’s and Lenders’ willingness to enter into this Amendment, Borrowers jointly and severally agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby. Borrowers acknowledge and agree that Agent and the Lenders may, at any time or from time to time in its discretion and without any prior demand on or further authorization by Borrower, make one or more Revolver Loans to Borrowers under the Loan Agreement, or apply the proceeds of any Revolver Loan, for the purpose of paying any of the fees, disbursements, costs or expenses described in this section.

12.           Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower (each Borrower being referred to herein as a “Releasor”) hereby RELEASES, ACQUITS AND FOREVER DISCHARGES Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Releasor now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Releasor represents and warrants to Agent and Lenders that such Releasor has not transferred or assigned to any Person any claim that such Releasor ever had or claimed to have against Agent or any Lender.

13.            Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

14.           No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

15.           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16.            Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

17.           Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

18.           Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank;
signatures appear on the following page(s).]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal, and delivered by their respective duly authorized officers on the date first written above.

ATTEST:	BORROWERS:

SWK HOLDINGS CORPORATION

/s/ David Earhart	By:	/s/ Winston Black, III
David Earhart, Secretary	Name:	Winston Black, III
	Title:	Chief Executive Officer
[SEAL]

ATTEST:	SWK FUNDING LLC

	By:	SWK HOLDINGS CORPORATION,
its sole manager

/s/ David Earhart	By:	/s/ Winston Black, III
David Earhart, Secretary of SWK	Name:	Winston Black, III
Holdings Corporation, the sole manager of SWK	Title:	Chief Executive Officer

[SEAL]

[Signatures continue on the following page.]

First Amendment to Loan and Security Agreement (SWK)

AGENT AND LENDERS:

CADENCE BANK, N.A., as successor-by-merger to STATE BANK AND TRUST COMPANY, as Agent and a Lender

By:	/s/ B. Earl Garris
Name:	B. Earl Garris
Title:	Vice President

First Amendment to Loan and Security Agreement (SWK)